Exhibit 99.1

Physicians Realty Trust Appoints Jeff Theiler Chief Financial Officer

Company Release - 05/14/2014 08:30

MILWAUKEE—(BUSINESS WIRE)— Physicians Realty Trust (NYSE:DOC) (“the Company”), a self-managed healthcare properties REIT, announced today that it has named Jeff Theiler to the newly created position of Executive Vice President and Chief Financial Officer, effective July 7, 2014. Mr. Theiler will report directly to the Company’s President and Chief Executive Officer, John T. Thomas.

Mr. Thomas commented, “We are excited to add someone of Jeff’s caliber to our management team. He has a very strong background in real estate with a particular knowledge of healthcare assets and has a wealth of transactional experience. We believe he brings a valuable skillset to Physicians Realty Trust as Chief Financial Officer and look forward to his contributions as we continue to grow our portfolio.”

Mr. Theiler was most recently with Green Street Advisors, a leading real estate and REIT-focused independent research, trading, and consulting firm, where he served as an equity research analyst covering the healthcare and laboratory space. Prior to that, he was a Vice President in the real estate investment banking divisions of Banc of America Securities and Lehman Brothers. Mr. Theiler has also held roles as a real estate risk assessor. He received his M.B.A. in Corporate Finance from the University of North Carolina at Chapel Hill Kenan-Flagler Business School, an M.S.P.H. in Environmental Science from Tulane University and a B.S. in Biology from Vanderbilt University.

Mr. Theiler stated, “Physicians Realty Trust offers a great opportunity to be part of a team with a proven track record in the health care REIT industry. In a short period of time, the Company has demonstrated its ability to grow a portfolio of high quality assets by sourcing investment opportunities through the development of strong relationships. I look forward to joining the Company and contributing to its long-term success.”

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company intends to elect to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Physicians Realty Trust
John T. Thomas, 214-549-6611
President and CEO
or
John W. Sweet, 414-978-6467
or

Investors:
The Ruth Group
Stephanie Carrington, 646-536-7017
scarrington@theruthgroup.com
or
David Burke, 646-536-7009
dburke@theruthgroup.com

Source: Physicians Realty Trust